Exhibit 99.1

Eyenovia Announces Rebranding and Corporate Name Change to Hyperion DeFi, Inc.

Name change reflects company’s leadership position with its cryptocurrency treasury reserve strategy focused on the HYPE token

Company to commence trading on Nasdaq under the symbol “HYPD” effective July 3rd

Also announces official launch of the Kinetiq x Hyperion validator

LAGUNA HILLS, CA, July 2, 2025 – Eyenovia, Inc. (NASDAQ: EYEN) (“Eyenovia” or the “Company”), a pioneer in ophthalmic technologies and the first publicly-listed U.S. company to build a strategic treasury of HYPE, the native token of the Hyperliquid protocol, today announced that it is rebranding and changing its corporate name to Hyperion DeFi, Inc. Concurrent with the name change, the Company’s shares will begin trading under the new ticker symbol “HYPD” on the Nasdaq Capital Market at the start of trading on July 3, 2025.

The name change reflects the Company’s recent launch of its cryptocurrency treasury reserve strategy focused on the HYPE token, which is native to the decentralized digital asset exchange and Layer-1 blockchain, Hyperliquid.

“Our corporate name change to Hyperion DeFi, Inc. reflects our new vision for the company and represents the next important step in the evolution of our cryptocurrency treasury reserve strategy,” stated Michael Rowe, Chief Executive Officer of Eyenovia/Hyperion DeFi, Inc. “Notably, ‘Hyperion’ refers to the tallest known living tree – a California Redwood – which reflects our belief that Hyperion DeFi has the potential to grow into the largest holder of the HYPE token globally and the largest cryptocurrency-based treasury overall. At the same time, ‘DeFi’ refers to the exploration of new technologies, which is applicable not only to this new treasury reserve strategy but to our continued development of the Optejet dispenser as well.”

“As reflected in the Keats poem of the same name which chronicles the defeat of the Titans at the hands of the Olympians, ‘Hyperion’ evokes themes of changing order,” added Hyunsu Jung, Chief Investment Officer. “In this case, the emergence of blockchain technology challenges not only existing financial infrastructure but also centralized cryptocurrency exchanges. We believe that we are uniquely positioned to be a pioneer in the growing acceptance of digital currencies as a treasury asset, and I look forward to making that vision of Hyperion DeFi a reality.”

As part of this announcement, Hyperion DeFi’s co-branded validator ‘Kinetiq x Hyperion’ is officially live. The Company has started to stake its HYPE holdings to generate yield and further prepare for its onchain engagement strategies.

The CUSIP number for the Company’s common stock is not affected by the name change.

About Hyperion DeFi, Inc.

Hyperion DeFi, Inc. is the first U.S. publicly listed company building a long-term strategic treasury of Hyperliquid’s native token, HYPE. The Company is focused on providing its shareholders with simplified access to the Hyperliquid ecosystem, one of the fastest growing, highest revenue-generating blockchains in the world. Shareholders benefit from a gradually compounding exposure to HYPE, both from its native staking yield and additional revenues generated from its unique on-chain utility.

Hyperion DeFi is also developing its proprietary Optejet User Filled Device (UFD) that is designed to work with a variety of topical ophthalmic liquids, including artificial tears and lens rewetting products. The Optejet is especially useful in chronic front-of-the-eye diseases due to its ease of use, enhanced safety and tolerability, and potential for superior compliance versus standard eye drops. Together, these benefits may result in higher treatment compliance and better outcomes for patients and providers.

For more information, please visit Hyperiondefi.com.

Forward Looking Statements

Except for historical information, all the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements, our future activities or other future events or conditions, including the estimated market opportunities for our platform technology, the viability of, and risks associated with, our cryptocurrency treasury strategy, the clinical trials that may be necessary in connection with the clearance of the Optejet UFD, and the timing for sales growth of our approved products. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission.

In addition, such statements could be affected by risks and uncertainties related to, among other things: risks of our clinical trials, including, but not limited to, the potential advantages of our products, and platform technology; the rate and degree of market acceptance and clinical utility of our products; our estimates regarding the potential market opportunity for our products; reliance on third parties to develop and commercialize our products; the ability of us and our partners to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for our products; intellectual property risks; changes in legal, regulatory, legislative and geopolitical environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products and product candidates; our competitive position; our ability to raise additional funds to maintain our business operations and to make payments on our debt obligations as and when necessary; and the risks of our cryptocurrency strategy as detailed in our Current Report on Form 8-K filed on June 27, 2025.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Hyperion DeFi does not undertake any obligation to update any forward-looking statements.

Hyperion DeFi Investor Contact:

Eric Ribner
LifeSci Advisors, LLC
eric@lifesciadvisors.com
(646) 751-4363